UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2013

CAREY WATERMARK INVESTORS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(I.R.S. Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 — Termination of a Material Definitive Agreement.

On July 17, 2013, a wholly owned subsidiary of Carey Watermark Investors Incorporated (“CWI”) sold its 49% joint venture interest in Long Beach Hotel Properties, LLC (the “Long Beach Venture”) to Ensemble Hotel Partners, LLC (“Ensemble”), its joint venture partner and an unaffiliated third party. As a result of the sale, the Amended and Restated Limited Liability Company Operating Agreement of Long Beach Hotel Properties, LLC, dated as of May 2, 2011, by and between CWI Long Beach Hotels, LLC and LBHP-Ensemble Partners, LLC was terminated.

Item 2.01 — Completion of Acquisition or Disposition of Assets.

On July 17, 2013, CWI sold its 49% joint venture interest, comprising its share of all the assets and liabilities of the venture, in the Long Beach Venture to Ensemble for $22.6 million. The Long Beach Venture owned two hotels in Long Beach, California: the Hotel Maya, a Doubletree by Hilton and the Residence Inn Long Beach Downtown.

Item 9.01 — Financial Statements and Exhibits.

(a) N/A

(b) Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

(c) N/A

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial information of Carey Watermark Investors Incorporated as of and for the three months ended March 31, 2013 and for the year ended December 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: July 23, 2013	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer